UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 17, 2015
Date of Earliest Event Reported: February 12, 2015
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2501 North Harwood Street, Suite 2410
Dallas, Texas
(Address of principal executive offices)
75201
(Zip code)
(972) 479-5980
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement
On February 12, 2015, Mid-Con Energy Partners, LP (the “Partnership”), as guarantor, and Mid-Con Energy Properties, LLC (“Mid-Con Energy Properties”), our wholly owned subsidiary, as borrower, entered into an Amendment No. 6 to Credit Agreement (the “Amendment”), amending our $250 million credit agreement (the “Credit Agreement”), with the Royal Bank of Canada, the various lenders party to the Credit Agreement.
The primary purpose of the Amendment was to allow Mid-Con Energy Properties’ Consolidated EBITDAX calculation, as defined in section 7.13 of the Credit Agreement, to reflect the net cash flows attributable to restructured hedges during the periods of the first quarter 2015 through the fourth period of 2016.
The description of the Amendment set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Amendment itself, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 6 to Credit Agreement dated February 12, 2015.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: February 17, 2015	By:	/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 6 to Credit Agreement dated February 12, 2015.